                                                           Exhibit No. EX-99.h.1

                      TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT  made as of the  ______ day of  February,  2008,  by and  between
RevenueShares  ETF Trust (the  "Trust")  and each  Series  listed on  Appendix I hereto (each such Series hereinafter a "Fund"),  and THE BANK OF NEW YORK, a New
York banking  company  having its principal  office and place of business at One
Wall Street, New York, New York 10286 (the "Bank").

     WHEREAS,  the Trust is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS,  the Trust will ordinarily issue for purchase and redeem shares of funds of the Funds  (the  "Shares")  only in  aggregations  of  Shares  known as
"Creation Units" (currently 50,000 shares) (each a "Creation Unit")  principally in kind;

     WHEREAS,  The  Depository  Trust Company,  a limited  purpose trust company organized under the laws of the State of New York ("DTC"),  or its nominee (Cede
& Co.), will be the registered owner (the "Shareholder") of all Shares; and

     WHEREAS,  the Trust  desires to  appoint  the Bank as its  transfer  agent,
dividend   disbursing   agent,  and  agent  in  connection  with  certain  other
activities, and the Bank desires to accept such appointment;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Terms of Appointment; Duties of the Bank

     1.1 Subject to the terms and  conditions set forth in this  Agreement,  the
Trust,  on behalf of the Funds,  hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer  agent for the authorized and issued shares of  beneficial  interest  of the  Trust  ("Shares"),  and as the  Trust's dividend disbursing agent.

     1.2 The Bank agrees that it will perform the following services:

     (a) In accordance  with the terms and conditions of the form of Participant
Agreement  prepared by the  Distributor,  a copy of which is attached  hereto as
Exhibit A, the Bank shall:

     (i) Perform and facilitate  the  performance of purchases and redemption of
Creation Units;

     (ii) Prepare and transmit by means of DTC's book-entry  system payments for dividends and  distributions  declared by the Trust on behalf of the  applicable
Fund;

     (iii)  Maintain the record of the name and address of the  Shareholder  and the number of Shares issued by the Trust and held by the Shareholder;

     (iv) Record the  issuance  of Shares of the Trust and  maintain a record of the total number of Shares of the Trust which are  outstanding,  and, based upon data  provided to it by the Trust,  the total number of authorized  Shares.  The
Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take  cognizance  of any laws  relating to the issue or sale of such Shares,  which functions shall be the sole  responsibility of the Trust.

     (v) Prepare and transmit to the Trust and the Trust's  administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

     (vi) On days that the Trust may accept orders for purchases or redemptions, calculate  and  transmit  to Bank,  the  Trust's  administrator  the  number  of outstanding Shares for each Fund;

     (vii) On days that the Trust may accept orders for purchases or redemptions
(pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

     (viii)  Confirm to DTC the number of Shares issued to the  Shareholder,  as
DTC may reasonably request;

     (ix) Prepare and deliver other reports, information and documents to DTC as
DTC may reasonably request;

     (x) Extend the voting rights of the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

     (xi) Create and maintain  those books and records of the Trust  required by the 1940 Act and specified by the Trust in Schedule A attached hereto;

     (xii) Prepare a monthly  report of all purchases and  redemptions of Shares during such month on a gross  transaction  basis,  and identify on a daily basis the net number of Shares  either  redeemed or purchased on such Business Day and with respect to each Authorized  Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

     (xiii)  Receive  from  the  Distributor  (as  defined  in  the  Participant
Agreement) or from its agent purchase  orders from Authorized  Participants  (as defined in the Participant  Agreement) for Creation Unit  Aggregations of Shares
received  in  good  form  and  accepted  by or on  behalf  of the  Trust  by the
Distributor,  promptly transmit  appropriate trade  instructions to the National
Securities  Clearance  Corporation or DTC, as  applicable,  and pursuant to such orders issue the  appropriate  number of Shares of the applicable  Fund and hold such Shares in the account of the Shareholder  for each of the respective  Funds of the Trust;

     (xiv) Receive from the Authorized Participants redemption requests, deliver the appropriate  documentation  thereof to The Bank of New York as custodian for the Trust,  generate  and  transmit  or cause to be  generated  and  transmitted
confirmation  of  receipt  of  such   redemption   requests  to  the  Authorized
Participants submitting the same; transmit appropriate trade instructions to the
National Securities Clearance Corporation or DTC, as applicable;  and redeem the appropriate  number of Creation Unit  Aggregations of Shares held in the account of the Shareholder;

     (xv) Confirm the name, U.S taxpayer  identification  number,  and principle place of business of each Authorized Participant; and

     (xvi) Implement the Trust's Anti-Money Laundering ("AML") program.

     (b) In addition to the services set forth in the above sub-section  1.2(a), the Bank shall:  perform the customary services of a transfer agent and dividend disbursing agent including,  but not limited to,  maintaining the account of the
Shareholder,  obtaining at the request of the Trust from the  Shareholder a list of DTC  participants  holding  interests  in the Global  Certificate,  and those services set forth on Schedule A attached hereto.

     (c) The following  shall be delivered by the Bank to DTC as the Shareholder for delivery to DTC  participants  and beneficial  owners in accordance with the procedures for book-entry only securities of DTC:

     (i) Annual and semi-annual reports of the Trust;

     (ii) Fund proxies, proxy statements and other proxy soliciting materials;

     (iii) Fund  prospectus and amendments and  supplements  thereto,  including stickers; and

     (iv) Other  communications  as the Trust may from time to time  identify as required by law or as the Trust may reasonably request

     (d) The Bank shall provide  additional  services,  if any, as may be agreed upon in writing by the Trust and the Bank.

     (e) The Bank shall keep  records  relating to the  services to be performed hereunder,  in the form and manner  required  by  applicable  laws,  rules,  and regulations,  and to the extent  required  by Section 31 of the 1940 Act and the rules thereunder (the "Rules"). All such books and records shall be the property of the Trust,  will be preserved,  maintained  and made  available in accordance with such Section and Rules,  and will be  surrendered  promptly to the Trust on and in accordance with its request.

     2. Fees and Expenses

     2.1 The  Bank  shall  receive  from the  Trust  such  compensation  for the
Transfer Agent's services  provided  pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued  daily and billed  monthly and shall be due and payable upon receipt of the invoice.  Upon the  termination of this  Agreement  before the end of any month,  the fee for the  part of the  month  before  such  termination  shall be prorated  according to the proportion  which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     2.2 In addition to the fee paid under  Section 2.1 above,  the Trust agrees to reimburse the Bank for reasonable  out-of-pocket expenses,  including but not limited  to  confirmation  production,  postage,  forms,  telephone,  microfilm, microfiche,  tabulating  proxies,  records storage,  or advances incurred by the
Bank for the items set out in the fee  schedule  attached  hereto or relating to dividend  distributions  and reports  (whereas all expenses related to creations and  redemptions  of Trust  Shares  shall be  borne by the  relevant  authorized participant in such creations and redemptions).  In addition, any other expenses incurred by the Bank at the  request or with the  consent of the Trust,  will be reimbursed by the Trust on behalf of the applicable Fund.

     2.3 The  Trust  agrees  to pay all fees and  reimbursable  expenses  within thirty (30) business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate.  Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be  advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

     3. Representations and Warranties of the Bank

     The Bank represents and warrants to the Trust that:

     (a) It is a  banking  company  duly  organized  and  existing  and in  good standing under the laws of the State of New York.

     (b) It is duly qualified to carry on its business in the State of New York.

     (c) It is empowered under applicable laws and by its Charter and By-Laws to act as  transfer  agent and  dividend  disbursing  agent,  and to enter into and perform its obligations under this Agreement.

     (d) All requisite corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

     (e) It has and will  continue to have access to the  necessary  facilities, equipment  and  personnel  to  perform  its duties  and  obligations  under this
Agreement.

     (f) It is registered with the U.S.  Securities and Exchange Commission as a transfer  agent under  Section 17A of the  Securities  Exchange Act of 1934,  as
amended, or is exempt from registration  thereunder in accordance with the terms thereof.

     4. Representations and Warranties of the Trust

     The Trust represents and warrants to the Bank that:

     (a) It is duly  organized and existing and in good standing  under the laws of the State of Delaware.

     (b) It is empowered  under  applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

     (c) All corporate  proceedings  required by said Articles of  Incorporation and  By-Laws  have been taken to  authorize  it to enter  into,  and perform its obligations under, this Agreement.

     (d) It is an open-end  management  investment  company registered under the
1940 Act.

     (e) A registration  statement under the Securities Act of 1933, as amended, has been filed on behalf of each of the Funds and will be  effective  as of this date that the Bank begins to provide services  hereunder,  and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

     5. Indemnification

     5.1 The Bank shall not be  responsible  for, and the Trust shall  indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a  successful  defense  of any claims by the Trust,  payments,  expenses  and liability  ("Losses")  which  the Bank  may  sustain  or  incur or which  may be asserted  against the Bank in connection  with or relating to this  Agreement or the Bank's actions or omissions with respect to this  Agreement,  except for any
Losses for which the Bank has accepted  liability  pursuant to Article 6 of this
Agreement.

     5.2 At any time  the  Bank  may  apply  to any  officer  of the  Trust  for instructions,  and may consult with legal counsel of their choosing with respect to any matter  arising in  connection  with the  services to be performed by the
Bank under this Agreement,  and the Bank and its agents or subcontractors  shall not be liable  for any  action  taken or  omitted  by it in  reliance  upon such instructions received from the Trust and shall promptly advise the Trust of such advice or opinion  (except for actions or  omissions  by the Bank taken with bad faith,  negligence,  willful  misconduct,  or reckless  disregard  of its duties hereunder).  The Bank, its agents and  subcontractors  may act upon any paper or document,  reasonably  believed  to be  genuine  and to have been  signed by the proper person or persons, or upon any instruction, information, data, records or documents  provided to the Bank or its agents or  subcontractors by or on behalf of the Trust by machine  readable input,  telex, CRT data entry or other similar means  authorized  by the  Trust,  and shall  not be held to have  notice of any change of authority of any person until receipt of written  notice  thereof from the Trust.

     5.3 This indemnification provision shall apply to actions taken pursuant to this Agreement and the Participant Agreement.

     6. Standard of Care and Limitation of Liability

     The Bank  shall  have no  responsibility  and shall  not be liable  for any
Losses,  except  that the Bank  shall be liable to the  Trust for  direct  money damages  caused by its own or its  employees'  bad  faith,  negligence,  willful misconduct or reckless disregard of its or their duties hereunder, or its breach of any of its  representations  and  warranties.  In no event  shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were  foreseeable.  For purposes of this  Agreement, none of the  foregoing  shall be or be deemed  bad  faith,  negligence,  willful misconduct or reckless disregard:

     (a)  The  conclusive  reliance  on or use  by the  Bank  or its  agents  or subcontractors  of  information,  records,  documents  or services  that (i) are received  by the  Bank or its  agents  or  subcontractors,  and (ii)  have  been prepared,  maintained  or  performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous  transfer agent or registrar, except where such other person or firm is the Bank or an affiliate or agent of the Bank.

     (b) The  conclusive  reliance  on, or the  carrying  out by the Bank or its agents or  subcontractors  of,  any  instructions  or  requests  of the Trust or instructions or requests on behalf of the Trust.

     (c) The offer or sale of Shares  by or for the  Trust in  violation  of any requirement under the federal securities laws or regulations,  or the securities laws or  regulations  of any state that such Shares be registered in such state, or any  violation  of any stop  order or other  determination  or  ruling by any federal  agency,  or by any state with respect to the offer or sale of Shares in such state.

     7. Concerning the Bank

     7.1 (a) The  Bank  may  employ  agents  or  attorneys-in-fact  that are not affiliates  of the Bank  with the prior  written  consent  of the  Trust  (which consent  shall not be  unreasonably  withheld),  and shall not be liable for any loss or expense arising out of, or in connection  with, the actions or omissions to act of such agents or attorneys-in-fact,  provided that the Bank acts in good faith and with  reasonable care in the selection and retention of such agents or attorneys-in-fact.

     (b) The Bank may,  without  the prior  consent  of the  Trust,  enter  into subcontracts,  agreements and understandings  with any Bank affiliate,  whenever and on such terms and conditions as it deems necessary or appropriate to perform its services  hereunder.  No such subcontract,  agreement or understanding shall discharge Bank from its obligations hereunder.

     7.2 The Bank shall be  entitled  to  conclusively  rely upon any written or oral instruction  actually  received by the Bank and reasonably  believed by the
Bank to be duly  authorized  and  delivered.  The Trust agrees to forward to the
Bank written instructions  confirming oral instructions by the close of business of the same day that such  oral  instructions  are given to the Bank.  The Trust agrees that the fact that such confirming written  instructions are not received or that contrary  written  instructions are received by the Bank shall in no way affect the validity or  enforceability  of transactions  authorized by such oral instructions  and effected by the Bank. If the Trust elects to transmit  written instructions  through an on-line  communication  system offered by the Bank, the
Trust's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

     7.3 The Bank shall  establish  and  maintain a disaster  recovery  plan and back-up system  satisfying  the  requirements  of its regulators  (the "Disaster
Recovery Plan and Back-Up System").  The Bank shall not be responsible or liable for any  failure  or delay in the  performance  of its  obligations  under  this
Agreement  arising out of or caused,  directly or indirectly,  by  circumstances beyond its control which are not a result of its negligence,  including  without limitation,  acts of God;  earthquakes;  fires;  floods; wars; civil or military disturbances;  sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; labor disputes;  acts  of  civil  or  military  authority;  governmental  actions;  or inability to obtain labor, material, equipment or transportation,  provided that the Bank has  established  and is  maintaining  the Disaster  Recovery  Plan and
Back-Up  System,  or if not, that such delay or failure would have occurred even if the Bank had established  and was maintaining the Disaster  Recovery Plan and
Back-Up System.  Upon the occurrence of any such delay or failure the Bank shall use  commercially  reasonable  best  efforts  to resume  performance  as soon as practicable under the circumstances.

     7.4 The Bank shall  have no duties or  responsibilities  whatsoever  except such duties and responsibilities as are specifically set forth in this Agreement and the Participation  Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement,  except as set forth in this
Agreement and the Participation Agreement.

     7.5 At any time the Bank may apply to an officer  of the Trust for  written instructions  with respect to any matter  arising in connection  with the Bank's duties and obligations  under this  Agreement,  and the Bank shall not be liable for any  action  taken or  omitted  to be  taken  by the  Bank in good  faith in accordance with such instructions. Such application by the Bank for instructions from an  officer  of the Trust  may,  at the  option  of the Bank,  set forth in writing any action  proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in  accordance  with a proposal  included in any such  application on or after the date specified  therein  unless,  prior to taking or omitting to take any such  action,  the Bank has  received  written or oral  instructions in response to such  application  specifying the action to be taken or omitted.

     7.6 Notwithstanding  any provisions of this Agreement to the contrary,  the
Bank  shall be under no duty or  obligation  to inquire  into,  and shall not be liable for:

     (a)  The  legality  of the  issue,  sale or  transfer  of any  Shares,  the sufficiency  of the  amount  to be  received  in  connection  therewith,  or the authority of the Trust to request such issuance, sale or transfer;

     (b) The  legality of the  purchase of any Shares,  the  sufficiency  of the amount to be paid in  connection  therewith,  or the  authority  of the Trust to request such purchase;

     (c) The legality of the  declaration  of any dividend by the Trust,  or the legality of the issue of any Shares in payment of any stock dividend; or

     (d) The legality of any recapitalization or readjustment of the Shares.

     8. Providing of Documents by the Trust and Transfers of Shares

     8.1 The Trust shall promptly furnish to the Bank the following:

     (a) A certified copy of the resolution of the sole Board of Trustees of the
Trust  authorizing the appointment of the Bank and the execution and delivery of this Agreement.

     (b) A copy of the  Declaration  of Trust and By-Laws of the Trust,  and all
amendments thereto.

     8.2 In the event  that DTC  ceases to be the  Shareholder,  the Bank  shall re-register  the Shares in the name of the successor to DTC as Shareholder  upon receipt by the Bank of such  documentation  and  assurances as it may reasonably require.

     8.3  Except  as  specifically  provided  herein,  the  Bank  shall  have no responsibility  whatsoever with respect to any beneficial interest in any of the
Shares owned by the Shareholder.

     8.4 The Trust  shall  deliver  to the Bank the  following  documents  on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

     (a) An opinion of counsel  for the  Trust,  in a form  satisfactory  to the
Bank,  with  respect to (i) the  validity of the Shares,  the  obtaining  of all necessary  governmental  consents,  whether  such  Shares  are  fully  paid  and non-assessable  and the status of such Shares under the  Securities Act of 1933, as amended,  the  Securities  Exchange  Act of 1934,  as amended,  and any other applicable  federal law or regulations  (i.e., if subject to registration,  that they  have  been  registered  and that the  Registration  Statement  has  become effective or, if exempt, the specific grounds therefore), (ii) the status of the
Fund with  regard to the 1940 Act,  and (iii) the due and proper  listing of the
Shares on all applicable securities exchanges; and

     (b) In  the  case  of an  increase,  if the  appointment  of the  Bank  was theretofore  expressly limited, a certified copy of a resolution of the Board of
Trustees of the Trust increasing the authority of the Bank.

     8.5 RESERVED

     8.6 The Bank  agrees that all records  prepared or  maintained  by the Bank relating to the services to be performed by the Bank  hereunder are the property of the  Trust  and  will  be  preserved,  maintained  and  made  available  upon reasonable  request,  and will be  surrendered  promptly  to the Trust on and in accordance with its request.

     8.7 The Bank and the Trust  agree  that all books,  records,  confidential, non-public,  or proprietary  information  and data pertaining to the business of the other party which are exchanged or received  pursuant to the  negotiation or the carrying out of this Agreement shall remain  confidential,  and shall not be voluntarily  disclosed  to any other  person,  except  as may be, or may  become required by law, by administrative or judicial order or by rule. Nothing in this
Agreement shall be deemed to authorize the Bank to waive  attorney-client,  work product or other legal  privilege by or on behalf of the Trust or its investment adviser.

     8.8 In case of any requests or demands for the  inspection  of  Shareholder records  of the  Trust,  the Bank will  promptly  employ  reasonable  commercial efforts to notify the Trust and secure  instructions from an authorized  officer of the Trust as to such  inspection.  The Bank reserves the right,  however,  to exhibit  the  Shareholder  records to any person  whenever  it is advised by its counsel  that it may be held liable for the  failure to exhibit the  Shareholder records to such person.

     9. Termination of Agreement

     9.1 The term of this Agreement  shall be one year  commencing upon the date hereof  (the  "Initial  Term")  and shall  automatically  renew  for  additional one-year terms (each a "Subsequent  Term") unless either party provides  written notice of termination at least ninety (90) days prior to the end of any one year term, or unless earlier terminated as provided below:

     (a)  Either  party  hereto  may  terminate  this  Agreement  prior  to  the expiration  of the  Initial  Term in the  event  the other  party  breaches  any material provision of this Agreement,  including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party  gives  written  notice  of such  breach  to the  breaching  party and the breaching  party does not cure such violation  within 90 days of receipt of such notice.

     (b) The Trust may  terminate  this  Agreement  at any time upon ninety (90)
days' prior written notice.

     9.2 Should the Trust  exercise its right to  terminate,  all  out-of-pocket expenses  associated  with the movement of records and material will be borne by the Trust.

     9.3 The terms of  Article 2 (with  respect  to fees and  expenses  incurred prior to  termination),  and of Article 5 shall survive any  termination of this
Agreement.

     10. Additional Funds

     In the event that the Trust  establishes one or more  additional  series of
Shares  with  respect to which it desires to have the Bank  render  services  as transfer  agent under the terms hereof,  it shall so notify the Bank in writing, and if the Bank  agrees in writing to provide  such  services,  such  additional issuance shall become Shares hereunder.

     11. Assignment

     11.1 Neither this Agreement nor any rights or obligations  hereunder may be assigned by either party without the written consent of the other party.

     11.2 This  Agreement  shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     12. Severability and Beneficiaries

     12.1 In case any provision in or obligation  under this Agreement  shall be invalid,  illegal or unenforceable in any jurisdiction,  the validity,  legality and enforceability of the remaining  provisions shall not in any way be affected thereby,  provided  that the  obligation  of the Trust to pay fees and  expenses hereunder is conditioned upon the provision of services to it by the Bank.

     13.2 This  Agreement  is solely for the  benefit of the Bank and the Trust,
including  each  Fund,  and  none  of  any   Participant   (as  defined  in  the
Participation Agreement),  the Distributor,  any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

     13. Amendment

     This  Agreement  may be amended  or  modified  only by a written  agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

     14. New York Law to Apply

     This Agreement shall be construed in accordance  with the substantive  laws of the  State of New  York,  without  regard  to  conflicts  of laws  principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court  situated in the Borough of Manhattan,  New York City, New York in
connection  with any dispute  arising  hereunder.  The Trust hereby  irrevocably waives,  to the fullest extent  permitted by applicable law, any objection which it may now or  hereafter  have to the  laying  of venue  of any such  proceeding brought  in such a court and any claim  that such  proceeding  brought in such a court has been  brought in an  inconvenient  forum.  The Trust and the Bank each hereby  irrevocably  waives  any and all  rights  to trial by jury in any  legal proceeding arising out of or relating to this Agreement.

     15. Merger of Agreement

     This Agreement  constitutes the entire agreement between the parties hereto and  supersedes  any prior  agreement  with respect to the subject matter hereof whether oral or written.

     16. Counterparts

     This  Agreement  may be  executed  by the  parties  hereto in any number of counterparts,  each  of  which  shall  be  deemed  an  original  and all of said counterparts  taken  together  shall be  deemed to  constitute  one and the same instrument.

     17. Trust Liability

     The  Bank  acknowledges  and  agrees  that  the  obligations  of the  Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees  or  agents  of the Trust  personally,  but shall  bind only the trust property of the Trust,  as provided in its Agreement and  Declaration  of Trust.
The execution and delivery of this Agreement has been authorized by the Trustees of the Trust and signed by an officer of the Trust,  acting as such, and neither such  authorization  by the  Trustees  nor such  execution  and delivery by such officer  shall be deemed to have  been  made by any of them  individually  or to impose any  liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

     18. Several Obligations of the Series

     This Agreement is an agreement  entered into between the Bank and the Trust with respect to each  Series.  With  respect to any  obligation  of the Trust on behalf of any  Series  arising  out of this  Agreement,  the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Series to which such obligation relates as though the Bank had separately  contracted with the Trust by separate written instrument with respect to each Series.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                           REVENUESHARES ETF TRUST

                           By:      _______________________________________
                                    Name: Vincent T. Lowry
                                    Title:  President

                           THE BANK OF NEW YORK

                           By:      _______________________________________
                                    Name:
                                    Title:

                                   SCHEDULE A

                 BOOKS AND RECORDS TO BE MAINTAINED BY THE BANK

Source Documents requesting Creations and Redemptions
Correspondence/AP Inquiries
Reconciliations, bank statements, copies of canceled checks, cash proofs
Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC
Dividend Records
Year-end Statements and Tax Forms

                                   Exhibit A

                    Form of Authorized Participant Agreement

                                   Appendix A

            Instructions for Electronic Transmission of Instructions